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                       FLYCAST COMMUNICATIONS CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned stockholder of FLYCAST COMMUNICATIONS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement/Prospectus, each dated as of December 7, 1999, and hereby appoints George R. Garrick and Thomas L. Marcus, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of FLYCAST COMMUNICATIONS
CORPORATION to be held on Thursday, January 13, 2000, at 10:00 a.m., local time, at the W Hotel, San Francisco, California 94103, and at any and all adjournment(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

 Both of such attorneys or substitutes as shall be present and shall act at said meeting or any and all adjournment(s) thereof (or if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

 THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS
INDICATED, WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF
MERGER, DATED AS OF SEPTEMBER 29, 1999, BY AND AMONG CMGI, INC., FREEMONT
CORPORATION, A WHOLLY OWNED SUBSIDIARY OF CMGI, AND FLYCAST COMMUNICATIONS
CORPORATION, AND THE MERGER, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

             (Continued and to be Signed and Dated on Reverse Side)
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SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                SIDE
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[X] Please mark your
    votes as in this
    example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.
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
                                                                                        FOR    AGAINST   ABSTAIN
1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of          [_]      [_]       [_]
   September 29, 1999, by and among CMGI, INC., FREEMONT CORPORATION, a wholly owned subsidiary of CMGI, AND FLYCAST COMMUNICATIONS CORPORATION, and the
   Merger.


2. and, in their discretion, upon such other matter or matters which may                [_]      [_]       [_]
   properly come before the Special Meeting or any and all or adjournment(s)
   thereof.

                                                       Mark here for address change and note at left       [_]

                                                       Mark here if you plan to attend the meeting         [_]

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.

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
                               DATE                                                          DATE
-------------------------------     --------------------  -----------------------------------     --------------------
       Signature                                                      Signature
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